UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, Nevada		89501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

As previously disclosed, on July 20, 2020, Caesars Entertainment, Inc. (the “Company”) completed the merger in which a wholly-owned subsidiary of the Company merged with and into Caesars Entertainment Corporation (“Former Caesars”) with Former Caesars surviving as a wholly-owned subsidiary of the Company (the “Merger”).

On July 21, 2020, the Company filed a Current Report on Form 8-K (the “Report”) disclosing, under Item 4.01, that the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”) had approved the engagement of Deloitte & Touche LLP (“Deloitte”), and the dismissal of Ernst and Young LLP (“EY”), as the Company’s independent registered public accounting firm effective following the completion of the review of the Company’s results of operations for the quarter ended June 30, 2020.

This Current Report on Form 8-K supplements the information contained in Item 4.01 of the Report.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On July 17, 2020, the Audit Committee approved the engagement of Deloitte, and dismissal of EY, as the Company’s independent registered public accounting firm effective following the completion of the review of the Company’s results of operations for the quarter ended June 30, 2020. Deloitte previously served as the independent registered public accounting firm of Former Caesars, and has been engaged to serve as the independent registered public accounting firm for the combined company in connection with the Merger.

The reports of EY on the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and the subsequent interim period, there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto, with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports. Also, during this same period, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

Upon the completion of EY’s review of the Company’s results of operations for the quarter ended June 30, 2020, on August 6, 2020, the Company’s previously disclosed dismissal of EY as its principal independent registered public accounting firm took effect.

The Company has provided EY with the disclosures under this Item 4.01, and has requested EY to furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. The EY letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018, and during the subsequent interim period, neither the Company, nor anyone on its behalf, consulted Deloitte with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated August 10, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2020	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund L. Quatmann, Jr.
Executive Vice President, Chief Legal Officer and Secretary